Exhibit 10.2

AGREEMENT

This AGREEMENT (this “Agreement”) is made as of this 13th day of October, 2022 by and among Arisz Acquisition Corp. (“Arisz”), Finfront Holding Company, a Cayman Islands exempted company (the “Company”), Bitfufu Inc., a Cayman Islands exempted company (“Purchaser”) and Arisz Investment LLC, a Delaware limited liability company (the "Sponsor" and, along with any assignee of the Sponsor, the “Buyer”).

WHEREAS, Arisz was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business (“Business Combination”);

WHEREAS, on January 21, 2022, Arisz entered into that certain Agreement and Plan of Merger (as amended as of April 4, 2022 and October 10, 2022, and as may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between Arisz and the Company, pursuant to which, among other things, Arisz will merge with and into Purchaser, with Purchaser as the surviving company (the “Redomestication Merger”), a subsequent merger pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger (the “Acquisition Merger”) and, after giving effect to the Redomestication Merger and the Acquisition Merger, the Company being a wholly owned subsidiary of Purchaser (the “Transaction”). Following the Transaction, Purchaser shall be a publicly listed company on Nasdaq; and

WHEREAS, Buyer agrees to purchase no less than US$2.0 million worth of shares of Arisz common stock par value $0.0001 per share (the “Shares”) or Purchaser’s Class A ordinary shares (the “Purchaser Ordinary Shares”), as specified below.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

Purchase and Closing

Section 1.01 Purchase from Third Parties. The Buyer agrees that after the Purchaser files a registration statement relating to the transactions contemplated by the Merger Agreement, the Buyer may acquire certain amount of Shares in open market or private transactions from time to time at the then prevailing market price of the Shares.

Section 1.02 Purchase from the Purchaser. Concurrently with the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Buyer shall purchase from the Purchaser a number of Purchaser Ordinary Shares equal to the following: (a) (i) US$2.0 million, minus (ii) the amount paid by the Buyer for the Shares purchased pursuant to Section 1.01 of this Agreement (if any) (the “Subscription Amount”), divided by (b) US$10.00, at US$10.00 per Purchaser Ordinary Share purchased. At the Closing, the Buyer shall (1) deliver evidence of purchase and shareholding for any and all Shares purchased by the Buyer pursuant to Section 1.01, and (2) pay the aggregate purchase price to the Purchaser by wire transfer of immediately available funds to an account specified by the Purchaser, and the Purchaser shall deliver an instruction letter to its transfer agent to deliver the Purchaser Ordinary Shares purchased by the Buyer. It shall be a condition precedent to the obligation of the Buyer on the one hand and the Purchaser on the other hand, to consummate the transfer of the Purchaser Ordinary Shares and payment of the aggregate purchase price contemplated hereunder that the other party’s representations and warranties are true and correct at the Closing with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made. Notwithstanding the foregoing, it shall be a condition precedent to the obligation of the Buyer to purchase any Purchaser Ordinary Shares from the Purchaser pursuant to this Agreement that the obligation of certain investors, including Bitmain Technologies, Ltd. (“Bitmain”), to purchase Class A ordinary shares of Purchaser, for an aggregate cash amount of $70,000,000 at a purchase price of $10.00 per share, pursuant to that certain Subscription Agreement dated as of January 21, 2022 by and among Arisz, the Company and certain interested accredited investors shall not have been assigned to any person and shall either (a) be in full force and effect or (b) have been fulfilled by such purchase by Bitmain.

With regard to securities purchased pursuant to this Section 1.02, upon delivery of written notice from (or on behalf of) the Purchaser to the Buyer (the “Closing Notice”), that the Purchaser reasonably expects all conditions precedent to the closing of the Transaction to be satisfied or waived on an expected closing date that is not less than fifteen (15) business days from the date on which the Closing Notice is delivered to the Buyer, the Buyer shall deliver to the Purchaser at least ten (10) business days prior to the closing date of the Transaction, the amount referenced in the above paragraph by wire transfer of United States dollars in immediately available funds, to be held in escrow until the Closing, to the account(s) specified by the Purchaser in the Closing Notice. On the Closing Date, the Purchaser shall issue the Purchaser Ordinary Shares to the Buyer and promptly cause such Purchaser Ordinary Shares to be registered in book entry form in the name of the Buyer on the Purchaser’s share register or register of members, as applicable. In the event the closing of the Transaction does not occur within two (2) business days of the expected closing date in the Closing Notice, unless otherwise agreed by the Purchaser and the Buyer, the Purchaser shall promptly (but not later than five (5) business days thereafter) return the Subscription Amount to the Buyer by wire transfer of U.S. dollars in immediately available funds to the account specified by the Buyer, and any book entries or share certificates shall be deemed cancelled, provided that, unless this Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Agreement or relieve the Buyer or its obligations to purchase the Purchaser Ordinary Shares at the Closing.

Section 1.03 Non-Trading. The Buyer agrees that it will not redeem or transfer any Shares purchased pursuant to Section 1.01 of this Agreement until and after the Closing.

Section 1.04 Buyer’s Election. The Buyer shall have the right, in its sole discretion, to elect to purchase no less than US$2.0 million worth of Shares or Purchaser Ordinary Shares under either Section 1.01 or Section 1.02, or a combination thereof.

ARTICLE II

Representations and Warranties of Arisz and the Purchaser

Each of Arisz and the Purchaser hereby represents and warrants to Buyer on the date hereof and as of the Closing that:

Section 2.01 Organization. Such company is duly formed in the jurisdiction of its organization and has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 2.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by such company and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by such company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which such company is a party which would prevent such company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which such company is subject.

Section 2.03 Valid Issuance. The Purchaser Ordinary Shares purchased pursuant to Section 1.02 of this Agreement have been duly authorized and, when issued and delivered to and paid for by the Buyer pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act.

ARTICLE III

Representations and Warranties of the Buyer

Buyer hereby represents and warrants to Arisz and the Purchaser on the date hereof and as of the Closing that:

Section 3.01 Organization. Buyer is a corporation, duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. Buyer has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 3.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Buyer and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer is subject. The signature on this Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and this Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity

Section 3.03 Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Buyer required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Closing.

Section 3.04 Sophisticated Buyer. Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of Purchaser Ordinary Shares, satisfying the applicable requirements set forth on Schedule A (and shall provide the requested information set forth on Schedule A).  The Buyer acknowledges that it shall be responsible for any of its tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that neither Arisz nor the Purchaser has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement. Alone, or together with any professional advisor(s), the Buyer has adequately analyzed and fully considered the risks of an investment in the Purchaser Ordinary Shares and determined that the Purchaser Ordinary Shares are a suitable investment for the Buyer and that the Buyer is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Buyer’s investment. The Buyer acknowledges specifically that a possibility of total loss exists. Further, the Buyer acknowledges and agrees that no federal or state agency in any jurisdiction has passed upon or endorsed the merits of the offering of the Purchaser Ordinary Shares or made any findings or determination as to the fairness of this investment.

Section 3.05 No Brokers. No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of Buyer that will be entitled to any fee or commission for which Arisz or the Company will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.06 Securities Law Compliance. The Buyer has been advised that the Purchaser Ordinary Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and the offer and sale of the Purchaser Ordinary Shares by the Purchaser has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws and, therefore, none of the Purchaser Ordinary Shares purchased at the Closing can be resold unless they are registered under the Securities Act and applicable securities laws or unless an exemption from such registration requirements is available. The Buyer understands that the Purchaser Ordinary Shares purchased from Purchaser will be considered to be “restricted securities” under the Securities Act, and that, therefore, the Buyer will not be eligible to use Rule 144 promulgated under the Securities Act (“Rule 144”) for at least one year after “Form 10” information relating to the Business Combination has been filed with the SEC. The Buyer is acquiring the Purchaser Ordinary Shares for Buyer’s own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Buyer represents that (i) it is an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act, and that the Buyer is not subject to the “Bad Actor” disqualification, as such terms is defined in Rule 506 of Regulation D, promulgated under the Securities Act or (ii) it is not a “U.S. person” as defined in Rule 902 of Regulation S, promulgated under the Securities Act.

Section 3.07. Information The Buyer acknowledges and agrees that the Buyer has received such information as the Buyer deems necessary in order to make an investment decision with respect to the Purchaser Ordinary Shares, including, with respect to Arisz, Purchaser, their businesses and the Transaction. The Buyer acknowledges that certain information received was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in subject projections. Without limiting the generality of the foregoing, the Buyer acknowledges that it has reviewed the Purchaser’s filings with the SEC. The Buyer acknowledges and agrees that the Buyer and the Buyer’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Buyer and such Buyer’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Purchaser Ordinary Shares.

Section 3.08 Material Non-Public Information. The Buyer is not in possession of any material non-public information relating to the Purchaser, the Company, or the transactions contemplated by the Merger Agreement.

Section 3.09. No Solicitation. The Buyer acknowledges that the Purchaser Ordinary Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Buyer acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Arisz, the Purchaser, any placement agent for the, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of Arisz and the Purchaser contained in Article III of this Agreement, in making its investment or decision to invest pursuant to this Agreement.

Section 3.10 Sufficient Funds. The Buyer, has or has commitments to have and, when required to deliver payment pursuant to Section 1;02 above, will have sufficient funds to pay the purchaser price and consummate the purchase and sale of the Purchaser Ordinary Shares pursuant to this Agreement.

Section 3.11 OFAC, Sanctions and Banking Regulations. Neither the Buyer nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Buyer represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Buyer maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Buyer also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom. The Buyer further represents that the funds held by the Buyer and used to purchase the Purchaser Ordinary Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

Section 3.12. ERISA. If the Buyer is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Buyer represents and warrants that (A) neither Arisz, the Purchaser nor any of its affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Purchaser Ordinary Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Buyer’s investment in the Purchaser Ordinary Shares; (B) the decision to invest in the Purchaser Ordinary Shares has been made at the recommendation or direction of a fiduciary (for purposes of ERISA and/or Section 4975 of the Code, or any applicable Similar Law) with respect to the Buyer’s investment in the Purchaser Ordinary Shares who is independent of the parties to the Transaction; and (C) its purchase of the Purchaser Ordinary Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

Section 3.13 Outside Date for Closing. Buyer acknowledges that the parties to the Merger Agreement may revise the Outside Date (as defined in the Merger Agreement and as it may be extended as described therein) at their discretion without the consent of the Buyer.

ARTICLE IV

Registration Rights

Section 4.01 Demand Registration Rights. The Purchaser hereby agrees with the Buyer or its permitted transferees (collectively, the “Holders”) that at any time after the Closing, upon the written notice of the Holders holding a majority of the Purchaser Ordinary Shares issued in connection with the private placements concurrently with the Closing (the “Requesting Holders”), the Purchaser shall, within (i) thirty (30) days of receipt of such written notice (assuming no additional financial statements are required or desirable to be included at the time of such filing) or (ii) ninety (90) calendar days following the receipt of such written notice (assuming additional financial statements are required or desirable to be included at the time of such filing), file a registration statement under the Securities Act providing for the proposed resale of such Purchaser Ordinary Shares (the “Requested Shares”), all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Shares; provided that the Purchaser shall not be obligated to effect any such registration under any one of the following conditions:

a) During the period starting with the date sixty (60) days prior to the Purchaser estimated date of filing of, and ending on the date immediately following the effective date of, any registration statement pertaining to securities of the Purchaser (other than a registration of securities in a transaction under Rule 145 promulgated under the Securities Act (“Rule 145”) or with respect to an employee benefit plan), provided that the Purchaser is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

b) After the Purchaser has effected two (2) such registrations pursuant to this Section 4.01 and each such registration has been declared or ordered effective;

c) If any such Requesting Holders may dispose of shares of Registrable Securities (defined as of any date of determination, the Purchaser Ordinary Shares and any other equity security of Purchaser issued or issuable with respect to the Purchaser Ordinary Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise) pursuant to an effective registration statement on Form S-1 or Form S-3 or Form F-1 or Form F-3, as applicable, under the Securities Act as in effect on the date hereof or any successor form under the Securities Act; or

d) The Purchaser shall not undertake, or be required to undertake, any action to qualify, register or list any securities on any exchange other than the exchange on which its securities are traded at the time.

Section 4.02 “Piggyback” Registration Rights. The Purchaser hereby agrees with the Holders that at any time after the Closing, if the Purchaser shall determine to proceed with the actual preparation and filing of a new registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than (a) a registration statement on Form F-4, F-8 or other limited purpose form or (b) any registration under Section 4.01 of this Agreement), the Purchaser will give written notice of its determination to all Holders. Upon the written request from any Holders (the “Requesting Piggyback Holders”), within 10 days after their receipt of any such notice from the Purchaser, the Purchaser will, except as herein provided, cause all of the Purchaser Ordinary Shares covered by such request (the “Requested Piggyback Shares”) held by the Requesting Piggyback Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Piggyback Shares. If any registration pursuant to this Section 4.02 shall be underwritten in whole or in part, the Purchaser may require that the Requested Piggyback Shares be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Piggyback Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling shareholders. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Piggyback Shares would reduce the number of shares to be offered by the Purchaser or interfere with the successful marketing of the securities offered by the Purchaser, the number of shares of Requested Piggyback Shares otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Piggyback Holders and all other holders of registration rights with respect to the Purchaser’s shares who have requested inclusion of their securities or excluded in their entirety if so required by the underwriter. Registration pursuant to this Section 4.02 shall not be deemed to be a demand registration as described in Section 4.01 above. The Purchaser ’s obligations under this Section 4.02 shall not apply to the shares held by a Holder after the earlier of (a) three (3) years from the date of this Agreement, (b) the date that such shares held by a Holder have been sold pursuant to Rule 144 or an effective registration statement, and (c) such time as such shares held by a Holder are eligible for immediate resale pursuant to Rule 144.

Section 4.03 Registration Procedures. To the extent required by Sections 4.01 and 4.02, the Purchaser will, except for such times as Purchaser is permitted hereunder to suspend the use of the prospectus forming part of a registration statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Purchaser determines to obtain, continuously effective with respect to the Holders; provided that Purchaser shall not be responsible for ensuring the Holders’ ability to utilize the prospectus contained in the registration statement between April 1st of each year and the date on which Purchaser files it annual report on form 20-F (if and to the extent Purchaser Issuer qualifies as a “foreign private issuer” defined in Rule 405 of Regulation C under the Securities Act and Rule 3b-4 under the Exchange Act), which shall be no later than April 30th of the same year, solely due to staleness under Regulation S-X of Purchaser’s financial statements contained or incorporated by reference therein, and to keep the applicable registration statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (A) Holders ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by Holders may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Purchaser to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) two years from the date of effectiveness of the applicable registration statement. The period of time during which Purchaser is required hereunder to keep a registration statement under this Article IV effective is referred to herein as the “Registration Period” During the Registration Period, the Purchaser shall:

a) prepare and file with the SEC a registration statement with respect to such securities, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after the filing thereof;

b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

c) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Purchaser shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

d) notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

e) prepare and file with the SEC, promptly upon the request of any Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Purchaser), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of ordinary shares by such Holders;

f) prepare and promptly file with the SEC and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

g) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose.

It is a condition precedent to the obligations of the Purchaser to take any action pursuant to this Article IV that the Requesting Holders shall cooperate with the Purchaser in providing the information necessary to effect the registration of their Purchaser Ordinary Shares, including completion of customary questionnaires and furnishing of information regarding itself, the securities of the Purchaser held by it and intended method of disposition as shall be reasonably requested in writing by the Company. Failure to do so will at minimum result in exclusion of such Holders’ Purchaser Ordinary Shares from the registration statement.

Notwithstanding anything to the contrary in this Agreement, Purchaser shall be entitled to delay the filing or effectiveness of, or suspend the use of, a registration statement if it determines that in order for the registration statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by Purchaser or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Purchaser’s board of directors reasonably believes would require additional disclosure by Purchaser in the registration statement of material information that Purchaser has a bona fide business purpose for keeping confidential and the non-disclosure of which in the registration statement would be expected, in the reasonable determination of Purchaser’s board of directors to cause the registration statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of Purchaser’s board of directors, such filing or effectiveness or use of such registration statement, would be seriously detrimental to Purchaser and the majority of the Purchaser’s board of directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that Purchaser may not delay or suspend a registration statement on more than three occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days in each case during any twelve-month period. Upon receipt of any written notice from Purchaser of the happening of any Suspension Event during the period that the registration statement is effective or if as a result of a Suspension Event the registration statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Buyer agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the registration statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Buyer receives copies of a supplemental or amended prospectus (which Purchaser agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Purchaser that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Purchaser unless otherwise required by law or subpoena. If so directed by Purchaser, the Buyer will deliver to Purchaser or, in the Buyer’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in the Buyer’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent the Buyer is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

Section 4.04 Expenses. To the extent required by Sections 4.01 and 4.02, the Purchaser will:

a) Subject to Section 4.04(b), with respect to the any registration required pursuant to Sections 4.01 and 4.02 hereof, all reasonable fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Purchaser. Notwithstanding the foregoing, the Purchaser shall not be required to pay for any expenses of any registration process begun pursuant to this Section 4.04 if the registration request is subsequently withdrawn at the request of the Holders or any subset thereof, unless the Holders agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 4.01.

b) The fees, costs and expenses of registration to be borne by the Purchaser as provided in paragraph (a) above shall include, without limitation, all registration, filing, and FINRA fees, printing expenses, fees and disbursements of counsel and accountants for the Purchaser, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 4.04(a) above). Fees and disbursements of counsel and accountants for the Holders and any other expenses incurred by the Holders not expressly included above, including any underwriting discounts and selling commissions or other amounts payable to underwriter(s) or broker(s) in connection with the sale or disposition of the Holders’ Purchaser Ordinary Shares, shall be borne by the Holders or the applicable Holders (as the case may be) on a pro rata basis.

ARTICLE V

Acknowledgement; COVENANT; Waiver

Section 5.01 Acknowledgement; Waiver. Buyer (i) acknowledges that Arisz, the Company and the Purchaser may possess or have access to material non-public information which has not been and will not be communicated to Buyer; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Arisz, the Company, the Purchaser or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that Arisz, the Company and the Purchaser are relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

5.02 Buyer Covenant; The Buyer hereby agrees that, from the date of this Agreement, none of the Buyer, its controlled affiliates, or any person or entity acting on behalf of Buyer or any of its controlled affiliates or pursuant to any understanding with the Buyer or any of its controlled affiliates will engage in any Short Sales with respect to securities of Arisz prior to the Closing Date. For purposes of this Section 5.02, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with the Buyer that have no knowledge of this Agreement or of the Buyer’s participation in the Transaction (including the Buyer’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of the Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Buyer’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchaser Ordinary Shares covered by this Agreement.

5.03 Trust Account Waiver. The Buyer acknowledges that Arisz is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Issuer and one or more businesses or assets. The Buyer further acknowledges that, as described in Arisz’s prospectus relating to its initial public offering dated November 17, 2021 (the “IPO Prospectus”) available at www.sec.gov, substantially all of Arisz’s assets consist of the cash proceeds of Issuer’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Arisz, its public shareholders and the underwriter of Arisz’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Arisz to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Arisz entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Buyer hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and irrevocably agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement. The Buyer agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Arisz and its affiliates to induce it to enter in this Agreement, and each such party further intends and understands such waiver to be valid, binding and enforceable against the Buyer and its affiliates under applicable law. To the extent the Buyer commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Arisz or its affiliates, which proceeding seeks, in whole or in part, monetary relief against Arisz or its affiliates, the Buyer hereby acknowledges and agrees that the Buyer’s sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Buyer (or any person claiming on any of their behalf or in lieu of any of the Buyer) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein and in the event of any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Arisz or its affiliates, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) in violation of this Agreement, Arisz shall be entitled to recover from the Buyer and its affiliates, the associated legal fees and costs in connection with any such action, in the event Arisz or its affiliates, as applicable, prevails in such action or proceeding. Notwithstanding anything else in this Section 5.03, nothing herein shall be deemed to limit the Buyer’s right, title, interest or claim to the Trust Account by virtue of the Buyer’s (x) record or beneficial ownership of common stock acquired by any means other than pursuant to this Agreement or (y) redemption rights in connection with the Transaction with respect to any shares of common stock of Arisz owned by the Buyer.

ARTICLE VI

Miscellaneous

Section 6.01 Termination. This Agreement shall terminate on the earlier of (i) the date agreed by all of the parties hereto in writing, and (ii) the date the Merger Agreement is terminated.

Section 6.02 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

Section 6.03 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.04 Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, Buyer hereby agrees that each of Arisz and the Purchaser is entitled to an injunction prohibiting any conduct by the Buyer in violation of this Agreement and the Buyer shall not seek the posting of any bond in connection with such request for an injunction. Furthermore, in any action by Arisz or the Purchaser to enforce this Agreement, Buyer waives its right to assert any counterclaims and its right to assert set-off as a defense. The prevailing party agrees to pay all costs and expenses, including reasonable attorneys' and experts' fees that such prevailing party may incur in connection with the enforcement of this Agreement.

Section 6.05 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 6.06 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Neither this Agreement nor any rights that may accrue to the Buyer hereunder (other than the Shares acquired hereunder if any) may be transferred or assigned without the prior written consent of Arisz.

Section 6.07 Publicity, Announcements and Regulatory Filings. As promptly as practicable following the date hereof, but in no event later than four (4) business days following the signing of this Agreement, Arsiz shall, file with the SEC a Current Report on Form 8-K (the “Disclosure Document”) disclosing (i) all material terms of the transactions contemplated hereby, (ii) all material terms of the Transaction and (iii) any other material, nonpublic information that Arsiz has provided to the Buyer any time prior to the filing of the Disclosure Document. All press releases or other public communications relating to the transactions contemplated hereby between Arisz, Purchaser and the Buyer, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior approval of (i) Arsiz, (ii) the Purchaser, and (ii) to the extent such press release or public communication references the Buyer by name, the Buyer, which approval shall not be unreasonably withheld or conditioned; provided that neither Arisz or the Purchaser shall be required to obtain consent pursuant to this Section 6.07 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 6.07. The restriction in this Section 6.07 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

Section 6.08 Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 6.09 Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by all of the parties hereto.

Section 6.10 Further Assurances. If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Shares or to the Purchaser Ordinary Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide all assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Shares or to the Purchaser Ordinary Shares or under or otherwise pursuant to this Agreement.

Section 6.11 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Buyer, to the address provided on the Buyer’s signature page hereto.

If to Arisz:

Arisz Acquisition Corp.

c/o MSQ Ventures

12 East 49th Street, 17th Floor

New York, NY 10017Attention: Ms. Echo Hindle-Yang

Email: hindleyang@ariszacquisition.com

with copies to (which shall not constitute notice), to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.

Email: mnussbaum@loeb.com

And

If to Purchaser, to:

Finfront Holding Company

111 North Bridge Road, #15-01

Peninsula Plaza, Singapore 179098

Attention: Liang Lu

Email: leo@bitfufu.com

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

Unit 2901, 29F, Tower C, Beijing Yintai Centre

No. 2 Jianguomenwai Avenue

Chaoyang District, Beijing 100022

The People’s Republic of China

Attention: Dan Ouyang, Esq./Ke Li, Esq.

Email: douyang@wsgr.com/keli@wsgr.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

(Signature pages follow)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

ARISZ ACQUISITION CORP.

By:	/s/ Fang Hindle-Yang
Name:	Fang Hindle-Yang
Title:	Chief Executive Officer

FINFRONT HOLDING COMPANY

By:	/s/ Liang LU
Name:	Liang LU
Title:	Chief Executive Officer

BITFUFU INC.

By:	/s/ Liang LU
Name:	Liang LU
Title:	Director and Chief Executive Officer

ARISZ INVESTMENT LLC

By:	/s/ Fang Hindle-Yang
Name:	Fang Hindle-Yang
Title:	Manager

Accepted and agreed this 13th day of October, 2022.

BUYER:

Signature of Buyer: Arisz Investment LLC		Signature of Joint Buyer, if applicable: N/A

By:	/s/ Fang Hindle-Yang	By:
Name:	Fang Hindle-Yang	Name:
Title:	Manager	Title:

Date: October 13, 2022

Name of Buyer:Arisz Investment LLC	Name of Joint Buyer, if applicable:

(Please print. Please indicate name and	(Please print. Please indicate name and
Capacity of person signing above)	Capacity of person signing above)

N/A
Name in which securities are to be registered
(if different from the name of Buyer listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Buyer’s EIN:	Joint Buyer’s EIN:	N/A

Business Address-Street:	Mailing Address-Street (if different):
c/o MSQ Ventures 12 East 49th Street, 17th Floor

City, State, Zip: New York, NY 10017	City, State, Zip:
Attn: Fang Hindle-Yang	Attn:
Telephone No.: (919) 699 9827	Telephone No.: _____________________
Facsimile No.: __________________________	Facsimile No.: ______________________

You must pay the Subscription Amount by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by Purchaser in the Closing Notice. To the extent the offering is oversubscribed, the number of Shares received may be less than the number of Shares subscribed for.

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF BUYER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Purchaser Ordinary Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

☐	We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box)

BUYER

☒	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

*** AND ***

D. 13d-3 beneficial ownership information

This page should be completed by Buyer and constitutes a part of the Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Buyer has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Buyer and under which Buyer accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D; or

☐	Any entity in which all of the equity owners are “accredited investors” meeting one or more of the above tests.

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person's spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth under this category: (a) the person's primary residence shall not be included as an asset; (b) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability. This category will not apply to any calculation of a person's net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that (A) such right was held by the person on July 20, 2010, (B) the person qualified as an accredited investor on the basis of net worth at the time the person acquired such right and (C) the person held securities of the same issuer, other than such right, on July 20, 2010;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this category, the Commission will consider, among others, the following attributes: (i) the certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution, (ii) the examination or series of examinations is designed to reliably and validly demonstrate an individual's comprehension and sophistication in the areas of securities and investing, (iii) persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment and (iv) an indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

☐	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) With assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

☐	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in the prior category and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) thereunder.